April 11, 2005



Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Ladies and Gentlemen:

We have read item 4.01 of Amendment No.1 to Form 8-K/A of Acorn Holding Corp. dated April 11, 2005 and are in agreement with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP